Exhibit 99(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of NorthStar Real Estate Capital Income Master Fund of our report dated February 28, 2017, relating to the financial statements of NorthStar Real Estate Capital Income Master Fund, which appears in such Registration Statement.

We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
June 7, 2017